Exhibit 10.9

XG SCIENCES, INC.

3101 Grand Oak Drive

Lansing, MI 48911

March 18, 2013

Michael Knox

5337 Panda Bear Circle

East Lansing, MI 48823

Dear Mr. Knox:

We are providing you (“Knox”) with this letter agreement (this “Letter Agreement”) in connection with the Purchase Agreement, dated as of March 18, 2013 (the “Purchase Agreement”), by and between XG Sciences, Inc. (“XG”) and Aspen Advanced Opportunity Fund, LP (“Aspen”), pursuant to which Aspen agreed to provide financing to XG, up to $5,000,000 under certain conditions, for the issuance of certain securities by XG to Aspen. Capitalized terms not otherwise defined in this Letter Agreement shall have the meanings specified in the Purchase Agreement. Also, reference is hereby made to that certain existing $1,000,000 Line of Credit Note dated October 8, 2012 representing the indebtedness of XG (the “Line of Credit”) which constitutes all indebtedness owed by XG to Knox.

XG and Knox hereby agree as follows:

1.       Effective as of the date hereof (the “Effective Date”), XG and Knox hereby cancel the Line of Credit and acknowledge and agree that the Line of Credit shall be of no further force and effect and that XG shall have no further liability or obligation under any such Line of Credit, and owe no amounts of principal or interest of in connection therewith to Knox, as of the Effective Date.

2.       On the Effective Date, without further action on the part of the parties hereto: (i) all indebtedness, payment obligations and other obligations of XG to Knox under the Line of Credit and any other related credit, loan and collateral security documents that may have been issued by XG to Knox in connection with transactions evidencing the Line of Credit (collectively, the “Loan Documents”) shall be deemed paid and discharged in full; (ii) each of the Loan Documents shall automatically terminate; (iii) all security interests and other liens of every type at any time granted to or held by Knox as security for such indebtedness and other obligations shall be terminated and automatically released without further action by Knox; (v) any and all guaranties supporting the Line of Credit shall be released without further action by Knox; and (vi) all other obligations of XG under the Loan Documents shall be deemed terminated.

3.      On the Effective Date, XG shall issue to Knox, and Knox shall accept, a convertible secured note (the “Knox Note”) in the aggregate principal amount of US$700,000.00, in the form attached hereto as Exhibit A.

Letter Agreement

4.       On the Effective Date, XG shall issue to Knox, and Knox shall accept, a $300,000 line of credit note (the “New Credit Line Note”), such New Credit Line Note ranking pari passu with the Knox Note, and being in the form attached hereto as Exhibit B.

5.       On the Effective Date, Knox shall enter into an intercreditor agreement with Aspen in the form of Annex VIII attached to the Purchase Agreement.

6.       Knox authorizes XG and its agents and attorney to deliver and file Uniform Commercial Code termination statements, and agrees to execute and deliver, as requested by XG, any other lien releases, mortgage releases, re-assignments of intellectual property, discharges of security interests, and other similar discharge or release documents (and if applicable, in recordable form) as are reasonably necessary to release, as of record, any security interests, financing statements, and any and all notices of security interests and liens previously filed by Knox with respect to the Line of Credit.

7.       Knox will use commercially reasonable efforts to return to Knox any and all written instruments evidencing the Line of Credit marked “paid in full” or “cancelled”.

8.       At XG’s sole expense, Knox shall execute and deliver to or for XG such additional documents and shall provide such additional information as XG may require to carry out the terms of this Letter Agreement.

9.       The terms of this Letter Agreement shall be governed by the laws of the State of Michigan without regard to conflicts of law principles that would result in the application of the laws of a jurisdiction other than the State of Michigan. In any action or proceeding arising from or relating to this Letter Agreement, the parties acknowledge and agree that jurisdiction and venue shall be exclusively in the federal and state courts located in the Ingham County, State of Michigan.

10.     This Letter Agreement may be executed in counterparts, including by facsimile or other electronic transmission, each of which will be deemed an original agreement, but all of which together will constitute one and the same instrument.

** Remainder of Page Intentionally Blank **

Letter Agreement

If the foregoing correctly sets forth your understanding with respect to the subject matter hereof, please so indicate by executing and retuning to XG the enclosed copy of this Letter Agreement.

Very truly yours,

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Name:	Michael R. Knox
Title:	CEO
Date:	3/18/2013

Accepted and agreed to

As of March 18, 2013

By:	/s/ Michael Knox
Name:	Michael Knox
Date:	3/18/2013

Letter Agreement

EXHIBIT A

KNOX NOTE

Letter Agreement

EXHIBIT B

NEW CREDIT LINE NOTE

Letter Agreement

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